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                                     BYLAWS

                          (As amended October 13, 1999)

                          SAFECO RESOURCE SERIES TRUST

                           (A DELAWARE BUSINESS TRUST)

         These Bylaws of SAFECO RESOURCE SERIES TRUST (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust dated May 13, 1993, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein have the same meanings as in the Trust Instrument.

                                    ARTICLE I
                           PRINCIPAL OFFICE AND SEAL

SECTION 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located in Seattle, Washington, or such other location as the Board of Trustees may from time to time determine. The Trust may establish and maintain other offices and places of business as the Board of Trustees may from time to time determine.

SECTION 2. SEAL. The seal of the Trust shall consist of a flat-faced circular die with the words "SAFECO Resource Series Trust", and with the words "Trust Seal, 1993" in the center, and with the word "Delaware" also being shown on the face of the seal. Any Trustee or officer of the Trust shall have authority to affix the seal to any document requiring the same.

                                   ARTICLE II
                          MEETINGS OF BOARD OF TRUSTEES

SECTION 1. MEETINGS. Meetings of the Board of Trustees may be held at such places and such times as the Trustees may from time to time determine as provided in Article II, Section 7, of the Trust Instrument.

SECTION 2. ACTION WITHOUT A MEETING. Actions may be taken by the Board of Trustees without a meeting or by a telephone meeting, as provided in Article II,
Section 7, of the Trust Instrument.

SECTION 3. COMPENSATION OF TRUSTEES. No compensation for services as a Trustee shall be paid to any Trustee who is at the time an employee of an investment adviser of the Trust or any Series or Class thereof or of any entity affiliated with the investment adviser. A Trustee who is not an employee of such investment adviser or any of its affiliates may receive such compensation from the Trust for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Board of Trustees.

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                                   ARTICLE III

                                BOARD COMMITTEES

SECTION 1. ESTABLISHMENT. The Board of Trustees may designate one or more committees and shall determine the number of members of each such committee and its powers. Each committee member shall hold office at the pleasure of the Board of Trustees. The Board of Trustees may abolish any such committee at any time in its sole discretion. Any committee to which the Board of Trustees delegates any of its powers shall maintain records of its meetings and shall report its actions to the Board of Trustees. The Board of Trustees shall have the power to rescind any action of any committee, but no such recision shall have retroactive effect. The Board of Trustees shall have the power at any time to fill vacancies in the committees. The Board of Trustees may delegate to any committee any of its powers, except the power to declare a dividend or distribution on Shares, authorize the issuance of Shares, recommend to Shareholders any action requiring Shareholders' approval, amend these Bylaws, approve any merger or Share exchange, approve or terminate any contract with an investment adviser or Principal Underwriter, or to take any other action required by applicable law to be taken by the Board.

SECTION 2. NOTICE, WAIVER, CONSENT, QUORUM AND PROCEEDINGS. In the absence of a provision in these Bylaws or an appropriate resolution of the Trustees, each committee may adopt such rules and regulations governing notice of its meetings and waiver and consent to thereof, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members present at the meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member.

SECTION 3.  AUDIT COMMITTEE.

         (a) ORGANIZATION. There shall be a committee of the Board of Trustees to be known as the Audit Committee. The Audit Committee shall be composed entirely of Trustees who are independent of the management of the Trust, the investment advisor to the Trust, its affiliates or parent company (the "Fund Companies") and are free of any relationship to the Fund Companies that, in the opinion of the Board of Trustees, would interfere with the Trustees' exercise of independent judgment as committee members. No former officer or director of SAFECO Corporation or its affiliates shall be considered an "independent" trustee. The Audit Committee shall consist of not less than three members appointed by the Board of Trustees. All Audit Committee members will be financially literate.

         (b) Purpose. The Audit Committee shall provide assistance to the Board of Trustees in fulfilling its responsibility to the shareholders relating to Trust accounting, reporting practices of the Trust, and the quality and integrity of the financial reports of the Trust. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the Trustees, the independent auditors, the internal auditors and the management of the Fund Companies.

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         (c)      RESPONSIBILITIES.  The Audit Committee will:

                  (1) Provide an open avenue of communication between the Trustees, the independent auditors and the management of the Fund Companies.

                  (2) Meet three time per year or more frequently as circumstances require. Prepare minutes for each meeting. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. Committee members may rely upon the information provided to them by experts and management, as appropriate.

                  (3) Review annually and update as appropriate the Committee's charter annually. The extent to which the Committee satisfied its responsibilities during the prior year in compliance with the charter will be disclosed in the proxy statement or annual report, prospectus, or the statement of additional information if required by law or regulation.

                  (4) Review and recommend to the Trustees the independent auditors to be selected to audit the financial statements of the Trust.

                  The independent auditors are ultimately accountable to the Board of Trustees and the audit committee as representatives of shareholders, and the board and the Audit Committee have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

                  Further, review and recommend to the Trustees the compensation for the services provided to the Trust by the independent auditors.

                  (5) Meet with the independent auditors and management of the Trust to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit.

                  (6) Discuss management letters received from the independent auditors in connection with audits.

                  (7) Review with the independent auditors, the Fund Companies' internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Trust, and elicit any recommendations for the improvement of such internal control procedures for particular areas where new or more detailed controls or procedures are desirable.

                  (8) Review the internal audit function of the Fund Companies including the independence and authority of their reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

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                  (9) Receive prior to each meeting at which they will be
         discussed, a summary of findings from completed internal audits and progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

                  (10) Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

                  (11) Meet with the internal and independent auditors without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Fund Companies' financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit. Meet in separate executive sessions with management.

                  (12) Review the scope of and fees for consulting services provided by the independent auditors.

                  (13) Obtain from the independent auditors a formal written statement-delineating relationships between the auditors and the Fund Companies. Actively engage in a dialogue with the independent auditors regarding matters that might reasonably be expected to affect their independence and effectiveness.

                  (14) If required by law or regulation, cause a letter from the Committee to be included in the Trust's annual shareholder report that discloses whether or not the Committee has reviewed the audited financial statements with management and the independent auditors, whether it has met privately to discuss information obtained from management and the independent auditor and whether or not it believes the Trust's financial statements are fairly presented in accordance with Generally Accepted Accounting Principles.

                  (15) Review periodically with counsel to the Fund Companies legal and regulatory matters that may have a material impact on the Fund Companies' financial statements, compliance policies and programs.

                  (16) Review any interested party conflict-of-interest situation brought to its attention by management, internal auditors or the independent auditors.

                  (17) Report on each meeting of the Audit Committee to the Board of Trustees.

         (d) RULES OF PROCEDURE. The Audit Committee shall adopt its own rules and keep minutes of all of its meetings.

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         (e) QUORUM. A quorum of the Audit Committee shall consist of at least two members of the Committee.

         (f) ACTION WITHOUT MEETING. Subject to the requirements of the 1940 Act, any action that may be or is required to be taken at a meeting of the Audit Committee may be conducted by telephone or taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all members of the Audit Committee. Such consent shall have the same effect as a unanimous vote.

SECTION 4.  PRICING COMMITTEE.

         (a) MEMBERSHIP. The Board of Trustees may annually appoint a Pricing Committee comprised of two or more trustees or officers of SAFECO Asset Management Company.

         (b) RESPONSIBILITIES AND DUTIES. The purpose of the Pricing Committee shall be to value, on behalf of the Board of Trustees between regularly scheduled trustees' meetings, any security held by or to be purchased for the Trust or any Series which cannot be otherwise valued under the Trust's guidelines for valuation of portfolio securities, e.g., an unrestricted security for which market quotes are not readily available or a restricted security ("Security").

         (c) RULES OF PROCEDURE. In determining the fair value of a Security, the Pricing Committee shall consider such factors and follow such procedures as may be established under guidelines approved by the Trust's Board of Trustees. The guidelines shall be periodically reviewed and approved by the Board as frequently as the Board shall deem appropriate, but in no event less than annually. Minutes shall be kept of each meeting of the Pricing Committee. At the next regularly scheduled Board of Trustees' meeting following the Pricing Committee's determination of a fair value for a Security, the Board of Trustees shall ratify the Pricing Committee's action.

         (d) VOTE REQUIRED. The members of the Pricing Committee must unanimously approve a fair value for the Security.

         (e) ACTION WITHOUT MEETING. Any action that may be or is required to be taken at a meeting of the Pricing Committee may be conducted by telephone or may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all members of the Pricing Committee. Such consent shall have the same effect as a unanimous vote.

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SECTION 5.        NOMINATING AND COMPENSATION COMMITTEE

         (a) MEMBERSHIP. The Nominating and Compensation Committee will be composed entirely of trustees who are not "interested persons," as that term is defined under the Investment Company Act of 1940 (the "1940 Act"), with respect to the Trust ("independent trustees"). The Board will appoint a member of the Committee to serve as the Chair.

         (b) RESPONSIBILITIES AND DUTIES. The Nominating and Compensation Committee shall be responsible to evaluate and nominate candidates for selection as independent trustees of the Trust, and to review and make recommendations concerning trustee compensation. In carrying out these responsibilities, the Nominating and Compensation Committee will:

                  (i) With the advice of the Board of Trustees, the Committee will determine when it may be appropriate to nominate candidates for election as independent trustees. In addition, the Committee will periodically review the make-up and background of Board members, to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those already on the Board.

                  (ii) In evaluating candidates, the Committee will consider both the letter and the spirit of the 1940 Act. The Committee will consider candidates' qualifications for Board membership and their independence from the Trust's manager and other principal service providers, including the effect of any relationships beyond those delineated in the 1940 Act that might impair trustee independence, such as social relationships with the manager or the Trust's other principal service providers, or any conflict that may result from service as a director in a competing fund complex or competing industry.

                  (iii) The Committee may establish such procedures as the Committee members deem appropriate to assist them in their evaluation of the candidates.

                  (iv) The Committee will periodically review trustee compensation, and will recommend any appropriate changes to the full Board of Trustees.

         (c) RULES OF PROCEDURE. The Nominating and Compensation Committee shall adopt its own rules and keep minutes of all of its meetings.

         (d) QUORUM. A quorum of the Nominating and Compensation Committee shall consist of at least two members of the Committee.

         (e) ACTION WITHOUT MEETING. Subject to the requirements of the 1940 Act, any action that may be or is required to be taken at a meeting of the Nominating and Compensation Committee may be conducted by telephone or taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all members of the Nominating and Compensation Committee. Such consent shall have the same effect as a unanimous vote.

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SECTION 6. COMPENSATION OF COMMITTEE MEMBERS. Each committee member who is not an Interested Person of the Trust may receive such compensation from the Trust for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Trustees.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1. GENERAL. The officers of the Trust shall be a President, a Treasurer, a Secretary, and may include one or more Vice Presidents, Assistant Treasurers or Assistant Secretaries, and such other officers as the Board of Trustees may from time to time elect. The Board of Trustees may appoint any other officers or agents and prescribe their respective rights, terms of office, authorities and duties.

SECTION 2. ELECTION, TENURE AND QUALIFICATIONS OF OFFICERS. The officers of the Trust shall be elected annually by the Trustees. Each officer elected by the Board of Trustees shall hold office until his or her successor shall have been elected and qualified or his or her earlier resignation. Any person may hold one or more offices of the Trust, except no one person may serve concurrently as President and Secretary. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer need be a Trustee or a Shareholder of the Trust.

SECTION 3. VACANCIES AND NEWLY CREATED OFFICES. Whenever a vacancy shall occur in any office, regardless of the reason for such vacancy, or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees at any meeting.

SECTION 4. REMOVAL AND RESIGNATION. The Board of Trustees may remove any officer or agent from office, with or without cause, by the vote of a majority of the Trustees. Any officer may resign from office at any time by delivering a written resignation to the Trustees, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

SECTION 5. CHAIRMAN. The Chairman shall have the powers and responsibilities set forth in Article II, section 6 of the Trust Instrument and shall exercise and perform such other powers and duties as may from time to time be assigned by the Board of Trustees or prescribed by these Bylaws.

SECTION 6. PRESIDENT. The President shall be the chief executive officer of the Trust. Subject to the direction of the Trustees, the President shall have general charge, supervision and control over the business affairs of the Trust and shall be responsible for the management thereof. In the absence of the Chairman, or if no Chairman of the Board of Trustees has been elected, the President shall preside at all Shareholders' and Board of Trustees' meetings and shall in general exercise the powers and perform the duties of the Chairman. Except as the Board of Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary. The President also shall

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have the power to employ attorneys, accountants and other advisers and agents for the Trust. The President shall exercise such other powers and perform such other duties as the Board of Trustees may from time to time assign to the President.

SECTION 7. VICE PRESIDENT. If the Board of Trustees elects one or more Vice President(s), the Vice-President(s) shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Trustees or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of the President. The Board of Trustees may designate one (1) or more of the Vice Presidents as an Executive Vice President or with such other designation or title as the Board of Trustees deem appropriate for his or her position or duties.

SECTION 8. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall be the principal financial officer of the Trust and shall have general charge of the finances and books of the Trust. The Treasurer shall be responsible for delivering all funds and securities of the Trust to its custodian. The Treasurer shall make annual reports to the Board of Trustees regarding the business and financial condition of the Trust as soon as possible after the close of the Trust's fiscal year. The Treasurer also shall furnish such other reports concerning the business and financial condition of the Trust as the Board of Trustees may from time to time require. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the supervision of the Board of Trustees, and shall perform such additional duties as the Board may from time to time designate.

         Any Assistant Treasurer may perform such duties of the Treasurer as the Board of Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

SECTION 9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record all votes and proceedings of the meetings of Trustees and Shareholders in books to be kept for that purpose. The Secretary shall be responsible for the giving and serving of all notices of the Trust. The Secretary shall have custody of any seal of the Trust. The Secretary shall be responsible for the records of the Trust, including the Share register and such other books and papers as the Trustees may direct and such books, reports, certificates and other documents required by law. All of such records and documents shall at all reasonable times be kept open by the Secretary for inspection by any Trustee. The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may from time to time designate.

         Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

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                                    ARTICLE V

                            MEETINGS OF SHAREHOLDERS

SECTION 1.  ANNUAL MEETINGS.  There shall be no annual Shareholders' meetings.

SECTION 2. SPECIAL MEETINGS. Special meetings of Shareholders of the Trust or of any Series or Class shall be called by the Chairman, President or Secretary whenever ordered by the Trustees, and shall be held at such time and place as may be stated in the notice of the meeting.

         Special meetings of the Shareholders of the Trust or of any Series or Class shall also be called by the Chairman, President or Secretary upon the written request of Shareholders owning at least ten percent of the Outstanding Shares of the Trust or such Series or Class entitled to vote at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. No special meeting shall be called upon the request of Shareholders of the Trust or of any Series or Class to consider any matter which is substantially the same as a matter voted upon at any special meeting of the Shareholders held during the preceding twelve months, unless requested by the holders of a majority of all Outstanding Shares of the Trust or the Series or Class entitled to be voted at such meeting.

         If the Chairman, President or Secretary fails for more than thirty days to call a special meeting when required to do so, the Trustees or the Shareholders requesting such a meeting may, in the name of the Chairman, President or Secretary, call the meeting by giving the required notice. If the meeting is a meeting of Shareholders of any Series or Class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series or Class shall be called and only Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.

SECTION 3. NOTICE OF MEETINGS; WAIVER. The Chairman, President or Secretary shall cause written notice of the place, date and time, and the purpose or purposes for which the meeting is called. Notice shall be given at least ten days before the date of the meeting. The written notice of any meeting may be delivered or mailed, postage prepaid, to each Shareholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail directed to the Shareholder at his or her address as it appears on the records of the Trust. Notice of any Shareholders' meeting need not be given to any Shareholder who is present at such meeting in person or by proxy if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

SECTION 4. ADJOURNED MEETINGS. One or more adjournments of any Shareholders' meetings may be taken by reason of failure of a quorum to attend a meeting or for any other reason. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting at which the adjournment is taken, or reasonable notice is given

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to persons present at the meeting, and the adjourned meeting is held within a reasonable time after the date set for the original meeting. At the adjourned meeting the Trust may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to Shareholders of record entitled to vote at such meeting.

SECTION 5. VALIDITY OF PROXIES. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (1) a written instrument authorizing such proxy to act has been signed and dated by the Shareholder or by his or her duly authorized attorney, or (2) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of the Trust or of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid for more than eleven months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders' meeting. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. At every meeting of Shareholders, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the chairman of the meeting. Subject to the provisions of the Delaware Business Trust Act, the Trust Instrument or these Bylaws, all matters concerning the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

SECTION 6. QUORUM; REQUIRED VOTE. The quorum and required vote for any Shareholders' meeting shall be as specified in Article VI, section 3 of the Trust Instrument.

SECTION 7. RECORD DATE. The Board of Trustees may fix in advance a date up to seventy (70) days before the date of any Shareholders' meeting as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting. The Shareholders of record entitled to vote at a Shareholders' meeting shall be deemed the Shareholders of record at any meeting reconvened after one or more adjournments, unless the Board of Trustees has fixed a new record date. If the Shareholders' meeting is adjourned for more than one hundred twenty (120) days after the original date, the Board of Trustees shall establish a new record date.

SECTION 8. PLACE OF MEETING. All special meetings of Shareholders shall be held at the principal place of business of the Trust or at such other place as the Board of Trustees may from time to time designate.

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SECTION 9. ACTION WITHOUT A MEETING. Any action to be taken by Shareholders may be taken without a meeting if a majority (or such other amount as may be required by law) of the Outstanding Shares entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of the Shareholders' meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

SECTION 1. SHARE CERTIFICATES. In lieu of issuing certificates representing Shares, the Board of Trustees or the transfer agent or Shareholder servicing agent may keep accounts upon the books of the Trust for record holders of such Shares. The record holders shall be deemed, for all purposes, to be holders of certificates for such Shares as if they accepted such certificates and shall be held to have expressly consented to the terms thereof.

         If the Board of Trustees authorizes the issuance of certificates pursuant to Article V, Section 5 of the Trust Instrument, then such certificates shall be in the form prescribed from time to time by the Board and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust. Such signatures may be facsimile if the certificate is signed by a transfer agent or Shareholder servicing agent or by a registrar, other than a Trustee, officer or employee of the Trust. If any officer who has signed any such certificate or whose facsimile signature has been placed thereon shall have ceased to be such an officer before the certificate is issued, then such certificate may be issued by the Trust with the same effect as if he or she were such an officer at the date of issue. The issuance of a certificate to one or more Shareholders shall not require the issuance of certificates to all Shareholders. The Board of Trustees may at any time discontinue the issuance of certificates and may, by written notice to each Shareholder, require the surrender of certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

SECTION 2. TRANSFER OF SHARES. The Shares of the Trust shall be transferable only by a transfer recorded on the books of the Trust by the Shareholder of record in person or by his or her duly authorized attorney or legal representative. The Shares of the Trust may be freely transferred, and the Board of Trustees may, from time to time, adopt rules and regulations regarding the method of transfer of such Shares. Shares shall not be transferred on the books of the Trust until all requirements of the Board, including the proper tender of any outstanding certificates, if any, have been satisfied. The Trust shall be entitled to treat the holder of record of any Share or Shares as the absolute owner for all purposes, and shall not be bound to recognize any legal, equitable or other claim or interest in such Share or Shares on the part of any other person except as otherwise expressly provided by law.

SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. If any Share certificate should become lost, stolen or destroyed, a duplicate Share certificate may be issued in place thereof, upon such terms and conditions as the Board of Trustees may prescribe, including, but not limited to, requiring the

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owner of the lost, stolen or destroyed certificate to give the Trust a bond or other indemnity, in such form and in such amount as the Board of Trustees may direct and with such surety or sureties as may be satisfactory to the Board sufficient to indemnify the Trust against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VII

                              CUSTODY OF SECURITIES

SECTION 1. EMPLOYMENT OF A CUSTODIAN. The Trust shall at all times place and maintain all cash, securities and other assets of the Trust and of each Series in the custody of a custodian meeting the requirements set forth in Article VII, section 4 of the Trust Instrument ("Custodian"). The Custodian shall be appointed from time to time by the Board of Trustees, who shall determine its remuneration.

SECTION 2. TERMINATION OF CUSTODIAN AGREEMENT. Upon termination of any Custodian Agreement or the inability of the Custodian to continue to serve as custodian, in either case with respect to the Trust or any Series, the Board of Trustees shall (a) use its best efforts to obtain a successor Custodian; and (b) require that the cash, securities and other assets owned by the Trust or any Series be delivered directly to the successor Custodian.

SECTION 3. OTHER ARRANGEMENTS. The Trust may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                  ARTICLE VIII

                           FISCAL YEAR AND ACCOUNTANT

SECTION 1. FISCAL YEAR. The fiscal year of the Trust shall, unless otherwise ordered by the Board of Trustees, be twelve calendar months ending on the 31st day of December.

SECTION 2. ACCOUNTANT. The Trust shall employ independent certified public accountants as its Accountant to examine the accounts of the Trust and to sign and certify financial statements filed by the Trust. The Accountant shall be appointed in accordance with the requirements of Section 32(a) of the 1940 Act and the rules thereunder. The Accountant's certificates and reports shall be addressed both to the Board of Trustees and to the Shareholders.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 1. GENERAL. Except as provided in Section 2 of this Article, all Bylaws of the Trust shall be subject to amendment, alteration or repeal, and new Bylaws may be made by the affirmative vote of

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a majority of either: (1) the Outstanding Shares of the Trust entitled to vote at any meeting; or (2) the Trustees.

SECTION 2. BY SHAREHOLDERS ONLY. After the issue of any Shares of the Trust, no amendment, alteration or repeal of this Article shall be made except by the affirmative vote of the holders of either: (a) more than two-thirds of the Trust's Outstanding Shares present at a meeting at which the holders of more than fifty percent of the Outstanding Shares are present in person or by proxy, or (b) more than fifty percent of the Trust's Outstanding Shares.

                                    ARTICLE X

                                 NET ASSET VALUE

SECTION 1. DETERMINATION OF NET ASSET VALUE. The term "Net Asset Value" of any Series or Class shall mean that amount by which the assets belonging to that Series or Class exceed its liabilities, all as determined by or under the direction of the Board of Trustees. Such value per Share shall be determined separately for each Series or Class and shall be determined on such days and at such times as the Board of Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Board of Trustees, provided, however, that the Board, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to a Series or Class. The Board of Trustees may delegate any of its powers and duties under this Section 1 with respect to appraisal of assets and liabilities. At any time the Board of Trustees may cause the Net Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective.

                                   ARTICLE XI

                                   INVESTMENTS

SECTION 1. INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS. The Trust and/or each Series shall adhere to the fundamental and non-fundamental investment objectives, policies and restrictions applicable to the Trust and/or each Series included in the Trust's current effective registration statement as filed with the Commission. If a percentage limitation is adhered to at the time of an investment, a later increase or decrease in the percentage resulting from a change in the value of the assets of a Series shall not be a violation of such investment restrictions.

SECTION 2. AMENDMENT OF INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS. Any investment objectives, policies and restrictions of the Trust or any Series which are deemed to be fundamental may not be changed without the approval of the holders of a majority of the Outstanding Shares of the Trust or of the Series affected which shall mean the lesser of (i) 67% of the Shares represented at a meeting at which more than 50% of the Outstanding Shares are present or represented by proxy

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or (ii) more than 50% of the Outstanding Shares. Any investment objectives, policies or restrictions deemed non-fundamental may be changed by vote of the Board of Trustees.

                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 1. INSPECTION OF BOOKS. The Board of Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions the accounts and books of the Trust or any Series or Class shall be open to the inspection of Shareholders. No Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Board of Trustees or by resolution of Shareholders.

SECTION 2. SEVERABILITY. The provisions of these Bylaws are severable. If the Board of Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

SECTION 3. HEADINGS. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

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